                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 7, 1997, with respect to the financial statements of Security Benefit Life Insurance Company and Subsidiaries and the
financial statements of Variable Annuity Account VIII included in the Registration Statement on Form N-4 and the related Statement of Additional Information accompanying the Prospectus of Variflex Signature Variable Annuity.

                                                              Ernst & Young LLP

Kansas City, Missouri
June 20, 1997